Exhibit 10.3

FORM OF

KLX INC. LONG-TERM INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Award Agreement”) is made and entered into as of                      (the “Date of Grant”) between KLX Inc., a Delaware corporation (the “Company”), and                        (the “Participant”).  Capitalized terms not otherwise defined herein shall have the same meanings as in the KLX Inc. Long-Term Incentive Plan (the “Plan”).

WHEREAS, the Company desires to grant the Option provided for herein to the Participant pursuant to the Plan and the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

Date of Grant:

Exercise Price per Share:

Number of Option Shares:

Expiration Date:

1.                                      Grant; Type of Option.  Subject to the provisions of this Award Agreement, the Company hereby grants to the Participant an option (the “Option”) to purchase the total number of Shares equal to the number of Option Shares set forth above, at the Exercise Price set forth above.  The Option is intended to be a Nonqualified Stock Option and not an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code.

2.                                      Incorporation of Plan.  The Participant acknowledges receipt of the Plan and represents that the Participant is familiar with its terms and provisions.  This Award Agreement and the Option shall be subject to the Plan, the terms of which are incorporated herein by reference, and in the event of any conflict or inconsistency between the Plan and this Award Agreement, the Plan shall govern.

3.                                      Vesting Schedule.  The Option will become vested and exercisable as follows:

Vesting Date	Cumulative Percentage of Option Shares Vested
*	*	%
*	*	%
*	*	%

The vesting set forth above shall be subject to the Participant’s continued employment with the Company or its Subsidiaries on each applicable vesting date except to the extent provided herein.  The unvested portion of the Option will not be exercisable on or after the Participant’s termination of employment except to the extent provided herein.  There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Participant’s continued employment with the Company or any of its Subsidiaries on each applicable vesting date, except to the extent provided herein.  Upon expiration of the Option, the Option shall be cancelled and no longer exercisable.  The Option shall be exercisable only with respect to a whole number of Shares.

4.                                      Expiration.  The Option will expire on the Expiration Date set forth above, or earlier as provided in this Award Agreement or the Plan.

5.                                      Manner of Exercise.

(a)                                 Election to Exercise.  To exercise the Option, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company a notice of intent to exercise in the manner designated by the Committee.  If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

(b)                                 Payment of Exercise Price.  The entire Exercise Price of the Option shall be payable in full at the time of exercise in the manner designated by the Committee in accordance with Section 7(d) of the Plan.

(c)                                  Issuance of Shares.  Provided that the exercise notice and payment are in form and substance satisfactory to the Company, the Company shall issue the Shares registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.  Notwithstanding the foregoing, the Company shall not be obligated to deliver any Shares if counsel to the Company determines that such sale or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation, or agreement of the Company with, any securities exchange or association upon which the Shares are listed or quoted.

6.                                      Termination of Employment.  Subject to the terms of the Plan and this Award Agreement, the Option, to the extent vested at the time of the Participant’s termination of employment with the Company, shall remain exercisable as follows:

(a)                                 General.  Except as otherwise provided in this Section 6, in the event of the Participant’s termination of employment with the Company for any reason, the vested portion of the Option shall remain exercisable until the earlier of (i) three months from the date of such termination, and (ii) the Expiration Date.

(b)                                 Termination for Cause.  In the event of the Participant’s termination of employment with the Company for Cause, the Option in its entirety (whether or not vested) shall terminate and expire upon such termination.

7.                                      Treatment of Unvested Options upon Termination.  Except as otherwise provided in this Award Agreement, any portion of the Option that is not vested as of the date of the Participant’s termination of employment with the Company for any reason shall terminate and expire as of the date of such termination.

8.                                      Change in Control.  [Change in Control vesting provisions to be determined on a case-by-case basis by the Compensation Committee.]

9.                                      Nontransferability of Option.  Unless otherwise determined by the Committee in accordance with the terms and conditions of Section 12(a) of the Plan, the Option may not be pledged, alienated, assigned or otherwise transferred other than by last will and testament or by the laws of descent and distribution or pursuant to a domestic relations order, as the case may be.  To the extent that the Option is transferred to a Permitted Transferee, the Option shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant to the extent approved by the Committee in accordance with the terms and conditions of Section 12(a) of the Plan.

10.                               No Rights as a Stockholder.  The Option does not entitle the Participant to any of the rights of a stockholder of the Company, including, the right to vote Shares until the Participant or his nominee becomes the holder of record of Shares.

11.                               No Entitlements.

(a)                                 No Right to Continued Employment.  This award is not an employment agreement, and nothing in this Award Agreement or the Plan shall (i) alter the Participant’s status as an “at-will” employee of the Company, subject to the requirements of any applicable employment agreement, (ii) be construed as guaranteeing the Participant’s employment by the Company or as giving the Participant any right to continue in the employ of the Company during any period (including without limitation the period between the Date of Grant and the applicable vesting date in accordance with Section 3 of this Award Agreement) or (iii) be construed as giving the Participant any right to be reemployed by the Company following any termination of employment.

(b)                                 No Right to Future Awards.  This Option and all other equity-based awards under the Plan are discretionary.  This award does not confer on the Participant any right or entitlement to receive another award of Option or any other equity-based award at any time in the future or in respect of any future period.

(c)                                  No Effect on Future Employment Compensation.  The Company has granted this Option to the Participant in its sole discretion.  This award does not confer on the Participant any right or entitlement to receive compensation in any specific amount for any future fiscal year, and does not diminish in any way the Company’s discretion to determine the amount, if any, of the Participant’s compensation.  In addition, this Option is not part of the Participant’s base salary or wages and will not be taken into account in determining any other employment-related rights the Participant may have, such as rights to pension or severance pay.

12.                               Taxes and Withholding.  No later than the date as of which an amount with respect to the Option first becomes includable in the gross income of the Participant for applicable income tax purposes, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount.  Unless otherwise determined by the Committee, in accordance with rules and procedures established by the Committee, the minimum required withholding obligations may be settled in Shares, including Shares that are issued upon the Participant’s exercise of the Option that gives rise to the withholding requirement.  The obligations of the Company to issue the Shares underlying the Option under this Award Agreement shall be conditional upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including, without limitation, by withholding Shares to be delivered upon the Participant’s exercise of the Option.

13.                               Securities Laws.  In connection with the grant, vesting or exercise of the Option the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Award Agreement.

14.                               Miscellaneous Provisions.

(a)                                 Notices.  Any notice necessary under this Award Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other.  Notwithstanding the foregoing, the Company may deliver notices to the Participant by means of email or other electronic means that are generally used for employee communications.  Any such notice shall be deemed effective upon receipt thereof by the addressee.

(b)                                 Headings.  The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Award Agreement.

(c)                                  Counterparts.  This Award Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(d)                                 Entire Agreement.  This Award Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof.  They supersede all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

(e)                                  Amendments.  The Board or the Committee shall have the power to alter, amend, modify or terminate the Plan or this Award Agreement at any time; provided, however, that no such termination, amendment or modification may adversely affect, in any material respect, the Participant’s rights under this Award Agreement without the Participant’s consent.  Notwithstanding the foregoing, the Company shall have broad authority to amend this Award Agreement without the consent of the Participant to the extent it deems necessary or desirable (i) to comply with or take into account changes in or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (ii) to ensure that the Option is not subject to taxes, interest and penalties under Section 409A of the Code, (iii) to take into account unusual or nonrecurring events or market conditions, or (iv) to take into account significant acquisitions or dispositions of assets or other property by the Company.  Any amendment, modification or termination shall, upon adoption, become and be binding on all persons affected thereby without the requirement for consent or other action with respect thereto by any such person.  The Committee shall give written notice to the Participant in accordance with Section 12(a) hereof of any such amendment, modification or termination as promptly as practicable after the adoption thereof.  The foregoing shall not restrict the ability of the Participant and the Company by mutual consent to alter or amend the terms of the Option in any manner that is consistent with the Plan and approved by the Committee.

(f)                                   Successor.  Except as otherwise provided herein, this Award Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any Permitted Transferee pursuant to Section 7 hereof.

(g)                                  Choice of Law.  Except as to matters of federal law, this Award Agreement and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida (other than its conflict of law rules).

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IN WITNESS WHEREOF, the parties have executed this Award Agreement as of the date first written above.

KLX INC.

By:
Name:
Title:

[Signature Page — Non-Qualified Stock Option Agreement]